UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

 (Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

If and to the extent required by applicable rule or regulation, the information contained under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

On September 30, 2008, Capital Growth Systems, Inc., a Florida corporation (the “Company”) entered into the CGSI Aequitas Unsecured Bridge Note Purchase Agreement, by and between the Company and Aequitas Catalyst Fund, LLC - Series B (the “Lender”). Lender loaned $500,000 to the Company, which loan was evidenced by a note (the “Note”). The Company borrowed the $500,000 of capital for strategic purposes.

The Note bears interest at 5% per annum. There is no required payment on the Note until at least 91 days following the date the March 2008 Debentures are paid in full, as that security is described in the Current Report on Form 8-K filed with the SEC on March 12, 2008 (SEC File No. 000-30831).

If the Company raises not less than $7,000,000 in an equity or equity-linked financing transaction (“Subsequent Financing”) prior to October 31, 2008, then the Note shall automatically convert into the same type of securities of the Company to be issued as part of the Subsequent Financing, on a dollar for dollar basis. If a Subsequent Financing does not occur by October 31, 2008 (subject to Lender and the March 2008 Debenture holders entering into a intercreditor and subordination agreement), on the following day the Note shall convert into a new secured subordinated Debenture substantially in the form of the March 2008 Debentures, with some modifications as specified in the attached exhibit (the “New Secured Subordinated Debenture”). If the New Secured Subordinated Debenture is issued, the Company shall also issue to Lender warrants to purchase 500,000 shares of the Company’s common stock, in the same form as the March 2008 Warrants, as described in the aforementioned Form 8-K.

Item 9.01 Exhibits.

10.1	CGSI Aequitas Unsecured Bridge Note Purchase Agreement
10.2	Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer

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